Exhibit 99.9

JOINDER TO BPGIC REGISTRATION RIGHTS AGREEMENT

This Joinder to BPGIC Registration Rights Agreement (“Joinder”) is entered into on ___________, 2020 by the undersigned individual (the “Transferee”), Brooge Energy Limited, (the “Company”), and BPGIC Holdings Limited (the “Transferor”) (defined below), pursuant to the terms of that certain BPGIC Registration Rights Agreement, dated as of December 20, 2019 (the “BPGIC Registration Rights Agreement”), by and among the Company and the Transferor. Capitalized terms used but not defined in this Joinder shall have the respective meanings ascribed to such terms in the BPGIC Registration Rights Agreement.

WHEREAS, the Transferor proposes to transfer an aggregate of _______________ ordinary shares (the “Transferred Shares”) of the Company to the Transferee which are Registrable Securities under the BPGIC Registration Rights Agreement; and

WHEREAS, pursuant to Section 6.2 of the BPGIC Registration Rights Agreement, a transferee of the Transferred Shares will not be entitled to registration rights under the BPGIC Registration Rights Agreement until such transferee agrees in writing, to be bound by the terms and provisions of the BPGIC Registration Rights Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties herby agree as follows:

1.       Assignment and Assumption of BPGIC Registration Rights Agreement. Transferor hereby assigns, delegates, transfers, conveys and delivers to the Transferee, with respect to the Transferred Shares, all of Transferor’s right, title, and interest in and to, and liabilities and obligations under or with respect to, the BPGIC Registration Rights Agreement, subject to the terms and conditions of the BPGIC Registration Rights Agreement and this Joinder. The Transferee hereby acquires, assumes and takes assignment and delivery of, with respect to the Transferred Shares, all of Transferor’s right, title, interest in and to, and liabilities and obligations under or with respect to, the BPGIC Registration Rights Agreement, subject to the terms and conditions of the BPGIC Registration Rights Agreement and this Joinder. Each of the Transferor and the Transferee hereby agree to execute and deliver such further instruments as the Company may deem reasonably necessary or proper to carry out more effectively the purposes of this Section 1.

2.       Agreement to be Bound. Pursuant to Section 6.2 of the BPGIC Registration Rights Agreement, the Transferee hereby: (a) acknowledges that the Transferee has received and reviewed a complete copy of the BPGIC Registration Rights Agreement, including the exhibits thereto, a complete copy of which is attached hereto as Appendix 1; and (b) agrees that upon execution and delivery of this Joinder to the Company, and its acceptance hereof, with respect to the Transferred Shares, the Transferee will become a party to the BPGIC Registration Rights Agreement, and will be fully bound by, and subject to, all of the terms and conditions of the BPGIC Registration Rights Agreement, as amended or modified by this Joinder, as an “Investor” party thereunder as though an original party thereto for all purposes of the BPGIC Registration Rights Agreement, and entitled to all the rights incidental thereto.

3.       Incorporation of Joinder. The Company, the Transferor and the Transferee agree that this Joinder, and the other joinders to BPGIC Registration Rights Agreement, in substantially similar form and substance to this Joinder, entered into by and among the Company, the Transferor and certain other transferees on or about the date hereof, will be deemed incorporated into, supplement and become a part of the BPGIC Registration Rights Agreement, and any references to the BPGIC Registration Rights Agreement therein and herein will include this Joinder.

4.       Notice. Any notice required or permitted by the BPGIC Registration Rights Agreement shall be given to the Transferee at the address or email address listed below the Transferee’s signature hereto.

5.       Miscellaneous. This Joinder shall be governed by, construed and enforced in accordance with the laws of the State of New York without regard to the conflict of laws principles thereof. The terms of this Joinder shall be governed by, enforced and construed and interpreted in a manner consistent with the provisions of the BPGIC Registration Rights Agreement, including without limitation, Section 6.9 thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Joinder as of the date first set forth above.

Transferee:

Name:

Respective portion of the Transferred Shares:
Address for Notice: Address: Attention: Tel. No.: Email:

[Signature Page to Joinder to BPGIC Registration Rights Agreement]

Accepted and agreed by the undersigned, effective as of the date first set forth above:

BROOGE ENERGY LIMITED By:__________________________________ Name: Nicolaas L. Paardenkooper Title: Chief Executive Officer
BPGIC HOLDINGS LIMITED By:__________________________________ Name: Nicolaas L. Paardenkooper Title: Chief Executive Officer

[Signature Page to Joinder to BPGIC Registration Rights Agreement]